UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

On July 21, 2004, IMCO filed a preliminary registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the SEC. IMCO will file a final Registration Statement on Form S-4 and IMCO and Commonwealth will file a definitive joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to carefully read the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they contain or will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus when it becomes available.

August 10, 2004

To:	All employees of IMCO Recycling and Commonwealth Industries

From:	John Balkcom and Steve Demetriou

Subject:	Organizational announcement

As many of you know, the merger steering committee is in the process of designing the organization and staffing of the leadership of the new company. The leadership organization will be structured (see attached chart) to reduce the number of layers of management and to provide focus on the businesses and key functions of the new company. While not every position has been defined or filled, we can make the following announcements at this time; which will be effective upon the completion of the merger in the fourth quarter:

✓	Dick Kerr, President and CEO of IMCO, has decided to retire after more than 20 years of service with the company when the merger closes. Dick has worked in the industry for 35 years and was instrumental in the development and growth of IMCO. His contributions to IMCO and the aluminum industry are well recognized and we look forward to an ongoing relationship with him.

✓	Paul Dufour, Executive Vice President and CFO of IMCO, has also decided to retire when the merger closes. Paul has played a strategic role in the leadership of IMCO and has managed its financial and administrative affairs since it’s formation more than 17 years ago.

✓	As previously announced, Steve Demetriou will serve as both Chairman and Chief Executive Officer of the new company. Chris Clegg will be General Counsel and Mike Friday will be CFO. Both Chris and Mike will report to Steve.

The following individuals have been named to lead the operating Business Units reporting to the CEO:

✓	John Wasz will continue as President of the Fabricating Business Unit.

✓	Joe Byers will become President of the Recycling and Alloys Business Unit.

✓	Barry Hamilton will continue as President of the Zinc Business Unit.

✓	Dieter Koch and Roland Scharf-Bergmann will continue as Co-Managing Directors of the European Business Unit.

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In addition, the following individuals will have functional leadership roles:

✓	Sean Stack will have responsibility for both Treasury and all M&A activities. Jeff Holder, currently Vice President Information Technology for IMCO, will become head of the IT function for the new company. Bob Holian, currently Controller for IMCO, will become Corporate Controller of the new company. All three will report directly to the CFO.

✓	Denis Ray, who has worked at both Commonwealth and IMCO, will head up Manufacturing Shared Services and lead our efforts in becoming world-class in productivity improvement. Denis will report directly to the CEO.

✓	Tomas Barrett will continue as Integration Coordinator. This position is expected to continue for six to twelve months post-closing.

Several other decisions remain to be made regarding the future leadership of the combined companies. The Steering Committee is continuing to work quickly to complete the new organization and to finalize the geographic locations of major activities.

A very lean (15-20 positions) corporate office of the new company will reside in Cleveland. The intention is to drive key responsibilities down into the business units and operating functions, with the goal of colocating as much of these organizations as possible.

We hope very shortly to communicate to you the pending decisions about other executive appointments, location of business unit office(s), and the name of our new company.

We continue to be very excited about the merger and have been very impressed by the intensity and focus across the organizations in preparing for an exciting and successful new company.

Thanks for all the effort.

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Team Newco Leadership

1	Reports to Audit Committee and the Board

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